I, Amy R. Doberman, Secretary of Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Get Fund, Aetna Investment Advisers Fund, Inc., Aetna Generation Portfolios, Inc., Aetna Variable Portfolios, Inc., and Aetna Series Fund, Inc. (the "Funds"), hereby certify that the following resolution was duly adopted by the Boards of Directors/Trustees of the Funds in accordance with applicable laws of Maryland and Massachusetts on September 25, 1996, and that such resolution has not been rescinded and is still in full force and effect:

RESOLVED, that the following officers of each of Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Get Fund, Aetna Investment Advisers Fund, Inc., Aetna Generation Portfolios, Inc., Aetna Variable Portfolios, Inc., and Aetna Series Fund, Inc. (the "Fund" or "Funds"),

              President
              Treasurer
              Corporate Secretary
              Assistant Corporate Secretary

          (1) is hereby authorized to sign in the name of a Fund or any Portfolio or Series of a Fund

               (a) any written instrument which such officer is requested to approve in the normal course of such officer's activities in connection with the Fund's operations; and

               (b) any other written instrument when specifically authorized by the Board of Directors/Trustees, or the President of a Fund above, and

          (2) is further authorized (i) to delegate all or any part of the one or more officers, employees or agents of the Fund, provided that each such delegation is in writing and a copy thereof is filed with the corporate records of the Fund, or (ii) to designate any attorney at law representing the Fund, to sign the name of the Fund or any Portfolio or Series of the Fund on any document which the officer is authorized to sign.



September 26, 1997
                                      /s/ Amy R. Doberman
                                     --------------------------------------

                                     Amy R. Doberman
                                     Secretary